UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

March 26, 2026

Date of Report (Date of earliest event reported)

DELEK LOGISTICS PARTNERS, LP

(Exact name of registrant as specified in its charter)

Delaware	001-35721	45-5379027
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

310 Seven Springs Way, Suite 500	Brentwood	Tennessee	37027
(Address of Principal Executive)			(Zip Code)

(615) 771-6701

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units Representing Limited Partner Interests	DKL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On March 26, 2026, Delek Logistics Partners, LP, as the borrower, and certain of its subsidiaries (collectively, the “Partnership” and occasionally referred to herein as “we,” “us” and “our”) entered into a credit agreement (the “New Credit Agreement”) with Truist Bank (“Truist”), as administrative agent, a syndicate of lenders, Bank of America, N.A., Citizens Bank, N.A., The Huntington National Bank, Mizuho Bank, Ltd., MUFG Bank, Ltd. and Wells Fargo Bank, N.A., as co-syndication agents, and Barclays Bank PLC, KeyBanc Capital Markets Inc. and Regions Bank, as co-documentation agents. The New Credit Agreement provides for revolving commitments up to $1,300.0 million in the aggregate with a sublimit up to $150.0 million for letters of credit and up to $50.0 million for swing line loans (the “Revolving Facility”). The Revolving Facility replaces the Partnership’s existing revolving credit facility and term loan facility under the Fourth Amended and Restated Credit Agreement, dated as of October 13, 2022, as amended or amended and restated from time to time (the “Prior Credit Agreement”), with Fifth Third Bank, National Association (“Fifth Third”), as administrative agent; a syndicate of lenders, Fifth Third, BofA Securities Inc., PNC Bank Capital Markets LLC, MUFG Bank, Ltd., Wells Fargo Bank, N.A., Citizens Bank, N.A. and Royal Bank of Canada, as co-syndication agents, and Barclays Bank PLC, U.S. Bank National Association, Regions Bank and Truist Bank, as co-documentation agents. The Prior Credit Agreement was refinanced by the New Credit Agreement.

The maturity date for the Revolving Facility is the earliest of (i) March 26, 2031, (ii) the date that is 180 days prior to the earliest maturity date of the Partnership’s 8.625% Senior Notes due 2029 under that certain Indenture dated as of March 13, 2024, between the Partnership and Delek Logistics Finance Corp. (the “Outstanding 2029 Notes”), solely to the extent that on such date that is 180 days prior to the earliest maturity date of the Outstanding 2029 Notes, no less than $500.0 million of aggregate principal amount of the Outstanding 2029 Notes remains outstanding on such date, and (iii) such date on which the Revolving Credit Commitments (as defined in the New Credit Agreement) are terminated in whole due to voluntary termination or certain events of default.

The Revolving Facility will be generally used for (i) the repayment of the outstanding borrowings under the Prior Credit Agreement, (ii) working capital purposes, (iii) permitted acquisitions, other permitted investments and expenses incurred in connection therewith, (iv) general corporate purposes, including the making of capital expenditures and the refinancing of existing indebtedness, each as permitted under the New Credit Agreement, (v) restricted payments permitted by the New Credit Agreement, and (vi) any other purpose not expressly prohibited by the Loan Documents (as defined in the New Credit Agreement). The Revolving Facility has an accordion feature that will allow the Partnership to increase the available revolving borrowings under the facility by an aggregate amount not to exceed the greater of (i) $525.0 million and (ii) 100% of EBITDA (as defined in the New Credit Agreement) for the Test Period (as defined in the New Credit Agreement) most recently ended, subject to the satisfaction of certain conditions under the New Credit Agreement.

Borrowings under the Revolving Facility bear interest, at the Partnership’s election, at either (i) a base rate (equal to the highest of the Prime Rate (as defined in the New Credit Agreement), the Federal Funds Rate (as defined in the New Credit Agreement) plus 0.50%, Term SOFR (as defined in the New Credit Agreement) for a one-month interest period plus 1.00%, and 1.00%) plus an applicable margin ranging from 0.50% to 1.50% per annum, or (ii) a term SOFR-based tranche rate (subject to a 0.00% floor) plus an applicable margin ranging from 1.50% to 2.50% per annum, in each case depending on the Partnership’s Total Leverage Ratio (as defined in the New Credit Agreement). Swing loans bear interest at the base rate plus the applicable margin for base rate loans. Unused revolving commitments under the Revolving Facility incur a commitment fee that ranges from 0.30% to 0.50% per annum depending on the Partnership’s Total Leverage Ratio.

The New Credit Agreement contains affirmative and negative covenants and events of default which the Partnership considers customary and are similar to, but taken as a whole, allow additional flexibility to the Partnership and its restricted subsidiaries as compared with, those in our Prior Credit Agreement. Under the financial covenants in the New Credit Agreement, the Partnership cannot:

•

permit, as of the last day of each fiscal quarter, the Total Leverage Ratio (as defined in the New Credit Agreement) to be greater than 5.25 to 1.00; provided, that during any Temporary Increase Period (as defined in the New Credit Agreement), the Partnership cannot permit the foregoing ratio to be greater than 5.50 to 1.00;

•	permit, as of the last day of each fiscal quarter, the Senior Leverage Ratio (as defined in the New Credit Agreement) to be greater than 3.75 to 1.00;

•	permit, as of the last day of each fiscal quarter, the Interest Coverage Ratio (as defined in the New Credit Agreement) to be equal to or less than 2.00 to 1.00.

The obligations under the New Credit Agreement are secured by first priority liens on substantially all of the tangible and intangible assets of the Partnership and the Guarantors (as defined in the New Credit Agreement), including equity interests in their direct restricted subsidiaries and permitted joint ventures, personal property, fixtures, and real estate, in each case subject to certain customary exceptions and excluded assets set forth in the New Credit Agreement.

The New Credit Agreement is governed by, and construed in accordance with, the law of the State of New York.

The foregoing description is not complete and is qualified in its entirety by reference to the full New Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. The representations and warranties of the borrowers in the New Credit Agreement were made only for purposes of that agreement and as of specific dates and were solely for the benefit of the lenders party thereto. The New Credit Agreement is a contractual document that establishes and governs the legal relations among the parties thereto and is not intended to be a source of factual, business, or operational information about the Partnership and its subsidiaries. The representations and warranties made by the borrowers in the New Credit Agreement may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, investors and security holders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances.

Item 1.02.	Termination of Material Definitive Agreement.

On March 26, 2026, the Partnership repaid in full all outstanding indebtedness under the Prior Credit Agreement, the Prior Credit Agreement was replaced by the New Credit Agreement, and all liabilities and obligations under the Prior Credit Agreement were satisfied in full as of that date (other than certain indemnities and contingent obligations which, by the express terms of the Prior Credit Agreement, survive the replacement of the credit facilities). The Partnership funded the repayment of its obligations under the Prior Credit Agreement with borrowings under the New Credit Agreement.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.02.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the New Credit Agreement provided above under Item 1.01 is incorporated into this Item 2.03 by reference.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this report include statements regarding the Partnership’s anticipated borrowing capacity, expected uses of proceeds under the New Credit Agreement, the ability to increase commitments, the Partnership’s ability to maintain compliance with the financial covenants, and the Partnership’s expectations regarding the sufficiency of borrowing availability under the New Credit Agreement.

Forward-looking statements can generally be identified by the use of forward-looking terminology, including “may,” “will,” “could,” “should,” “would,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “project,” “predict,” “potential,” “continue” or similar terminology, or the negative thereof, though the absence of these words does not mean that a statement is not forward-looking.

These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond the Partnership’s control, including, but not limited to: changes in general economic conditions, including the impact of inflation, interest rates and commodity prices; the ability to comply with the covenants and other terms of the New Credit Agreement; the impact of changes in benchmark interest rates on borrowing costs under the New Credit Agreement; the ability to generate sufficient cash flow from operations to service obligations under the New Credit Agreement; changes in laws and regulations applicable to the Partnership’s business; the ability to maintain the security interests and collateral contemplated by the New Credit Agreement; the impact of any change of control or event of default under the New Credit Agreement; and other risks and uncertainties described in the Partnership’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

All forward-looking statements in this report are based on information available to the Partnership as of the date of filing. The Partnership undertakes no obligation, and specifically disclaims any obligation, to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1*	Credit Agreement, dated as of March 26, 2026, by and among the Partnership, each of the other borrowers from time to time party thereto, the lenders from time to time party thereto, the guarantors from time to time party thereto, Truist Bank, as Administrative Agent, Bank of America, N.A., Citizens Bank, N.A., The Huntington National Bank, Mizuho Bank, Ltd., MUFG Bank, Ltd. and Wells Fargo Bank, N.A., as Co-Syndication Agents, and Barclays Bank PLC, KeyBanc Capital Markets Inc. and Regions Bank, as Co-Documentation Agents.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

*

Certain schedules and similar attachments have been omitted. The Partnership agrees to furnish a supplemental copy of any omitted schedule or attachment to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 27, 2026	DELEK LOGISTICS PARTNERS, LP By: Delek Logistics GP, LLC its general partner

/s/ Robert Wright
Name: Robert Wright Title: Executive Vice President, Chief Financial Officer